Exhibit 99.1
Contacts:
Investors: InterMune, Inc. Investor Relations Dept, 415-466-2242, ir@intermune.com
Media: Pam Lord, Porter Novelli Life Sciences, 619-849-6003, plord@pnlifesciences.com
INTERMUNE ANNOUNCES THIRD QUARTER FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS
BRISBANE, Calif., October 26, 2006 — InterMune, Inc. (Nasdaq: ITMN) today announced results from operations for the third quarter and nine months ended September 30, 2006. The company also announced that it had finalized its comprehensive settlement with the government concerning promotional activities for Actimmune® (interferon gamma-1b) by former employees during a period that ended in June of 2003.
As a result of the December 30, 2005 divestiture of Infergen® and in compliance with U.S. Generally Accepted Accounting Principals (GAAP), revenue and operating costs associated with Infergen® before 2006 are reported in discontinued operations in the company’s financial statements.
Results for the Third Quarter 2006
InterMune recorded a net loss for the third quarter ended September 30, 2006 of $29.0 million, or $0.88 per share. In the third quarter, the net loss includes a $6.9 million charge related to the comprehensive government settlement. The company recorded a charge of $30 million in the second quarter of 2006 for the anticipated settlement. Excluding the $6.9 million charge, the net loss for the third quarter of 2006 was $22.0 million, or $0.67 per share, which compares to a net loss of $23.8 million, or $0.74 per share, for the third quarter of 2005.
Total revenue for the third quarter of 2006 was $22.5 million, comprised solely of Actimmune® sales, compared to third quarter 2005 total revenue of $26.5 million, which included revenue from Actimmune® and Aralast®, a product InterMune ceased co-promoting in December 2005. Third quarter 2006 Actimmune® revenue decreased 13% compared to $25.8 million in the third quarter of 2005.

Cost of goods sold for the third quarter of 2006 was $4.4 million, or approximately 20% of total revenue, compared to $12.5 million, or approximately 47% of total revenue, for the same quarter in 2005. The higher cost of goods sold in the third quarter of 2005 related to a charge of $7.2 million recorded in that period for excess and obsolete inventory of Actimmune®.
Research and development (R&D) expense for the third quarter of 2006 was $32.1 million compared to $19.2 million for the third quarter of 2005, an increase of $12.9 million, or 67%. Included in third quarter 2006 R&D expense was $1.9 million for equity-based compensation, as required by the Financial Accounting Standards Board’s FAS 123R. Excluding the impact of FAS 123R, the third quarter 2006 R&D expense was $30.2 million, an increase of $11.0 million, or 57% compared to third quarter 2005. The increased spending in the third quarter was related to manufacturing, preclinical and Clinical Trial Authorization (CTA)-related expenses for ITMN-191, the company’s preclinical hepatitis C virus (HCV) protease inhibitor, and increased spending on the company’s second Phase III clinical development program in idiopathic pulmonary fibrosis (IPF), CAPACITY.
Selling, general and administrative expense (SG&A) for the third quarter of 2006 was $9.2 million, down $5.2 million, or 36%, from $14.4 million in the third quarter of 2005. Included in third quarter 2006 SG&A expense was $1.9 million for equity-based compensation, as required by FAS 123R. Excluding the impact of FAS 123R, the third quarter 2006 SG&A expense was $7.3 million, a decrease of $7.1 million, or 49%, compared to 2005. This decrease was largely the result of the reductions in field-based IPF disease awareness activities and a decrease in the number of personnel in the home office, as announced last November.
Recent Business Highlights and Upcoming Milestones
•	On September 26, 2006, InterMune announced that it had submitted a CTA application to the French Medicinal and Biological Products Evaluation Directorate (AFSSAPS) for ITMN-191. Upon successful review by the Directorate and local Ethics Committee, InterMune plans to initiate the Phase I clinical program of ITMN-191, expected before the end of this year.

•	On October 16, 2006, InterMune and Roche announced that the companies had entered into an exclusive worldwide agreement to develop and commercialize products from the InterMune HCV protease inhibitor program, including ITMN-191. InterMune will receive an upfront payment of $60 million upon closing and could receive additional milestone payments of $470 million, $35 million of which may be paid to InterMune within the next 12 months, assuming successful completion of specific milestones. Roche will fund 67% of future development costs. InterMune and Roche will share profits on a 50-50 basis in the U.S. and InterMune will receive royalties on revenue outside the U.S. Additional substantial value creation is possible if the partners elect to develop and commercialize a novel second-generation protease inhibitor. InterMune expects to close the Roche agreement in mid-November.

•	InterMune today announced that it had finalized a comprehensive settlement with the government concerning promotional activities for Actimmune® by former employees during a period that ended in June of 2003. The settlement resolves without criminal sanctions all outstanding government investigations of InterMune. The company will pay $36.9 million plus 5% interest over five years. The first annual installment is $5 million and will be paid this year. As part of the settlement, InterMune also entered into corporate integrity and deferred prosecution agreements with the government.
“We made excellent progress with our HCV protease inhibitor program in the third quarter and recent weeks. We submitted a Clinical Trial Authorization application for ITMN-191 and entered into an exciting agreement with Roche to collaborate on the worldwide development and commercialization of compounds from our HCV protease inhibitor program, including ITMN-191,” said Dan Welch, President and CEO of InterMune. “We are also very pleased to have finalized a comprehensive settlement with the government regarding the actions of former employees during a period that ended in June of 2003. Our settlement with the government resolves all outstanding investigations regarding Actimmune® and provides for a payment structure over five years, allowing us to continue our important investments in our research and development programs. We now put this matter behind us and we will focus our resources on what we believe is a promising future for our company and our shareholders.”

Results for the Nine Months Ended September 30, 2006
InterMune also reported results of operations for the nine months ended September 30, 2006. The net loss for the period was $85.8 million, or $2.60 per share. Included in the net loss for the period is a charge of $36.9 million related to the comprehensive government settlement concerning the promotion of Actimmune® by former employees during a period that ended in June of 2003. Excluding the total of $36.9 million in charges recorded in the second and third quarters for this settlement, the net loss for the nine-month period was $48.8 million, or $1.48 per share, which compares to a net loss for the same period in 2005 of $64.9 million, or $2.02 per share.
For the nine months ended September 30, 2006, InterMune reported total revenue of $71.0 million compared to $81.5 million for the same period in 2005, a decrease of 13%. Revenues of Actimmune® for the first nine months of 2006 were $71.0 million, compared to $79.4 million in the same period of 2005, a decrease of 11%.
Cost of goods sold was $15.7 million for the nine months ended September 30, 2006, or approximately 22% of total revenue, compared to $26.6 million, or approximately 33% of total revenue, for the same period in 2005. The higher cost of goods sold in the first nine months of 2005 related to a charge of $7.2 million recorded in the third quarter of 2005 for excess and obsolete inventory of Actimmune®.
R&D expense for the nine months ended September 30, 2006 was $78.4 million, including $6.3 million in FAS 123R expense. Excluding the impact of equity-based compensation, R&D expense was $72.1 million compared to $54.1 million for the corresponding period in 2005, an increase of 33%. The increase in the 2006 period was largely attributable to increased spending on the company’s Phase III CAPACITY program and the rapid advancement of ITMN-191.
SG&A expense for the first nine months of 2006 was $30.0 million, including $6.9 million in equity-based compensation expense, as required by FAS 123R. Excluding the impact of FAS 123R, SG&A expense for the 2006 period was $23.1 million compared to $46.2 million for the same period in 2005, a decrease of 50%. This decrease was largely the result of the reductions in field-based IPF disease awareness activities and a decrease in the number of personnel in the home office, as announced last November.
As of September 30, 2006, the company’s cash, cash equivalents and available-for-sale securities was approximately $169.2 million.
2006 Financial Guidance
InterMune is updating its financial guidance for 2006. The company expects 2006 total revenue to be $85-95 million, a narrower range than the previous guidance of $75-100.
Additional guidance remains unchanged. Cost of goods sold in 2006 is expected to be 21-23% of total revenue. R&D expense for the year is expected to be $90-105 million, which includes $5-10 million for estimated expense related to FAS 123R. InterMune expects to spend near the high end of the R&D guidance range as it accelerates the ITMN-191 program, continues to increase the enrollment in the Phase III CAPACITY program for pirfenidone, and continues its research efforts in pulmonology and hepatology. SG&A expense guidance for 2006 is $30-45 million, which includes $5-10 million for estimated expense related to FAS 123R.
Conference Call and Webcast Details
InterMune will host a conference call today at 4:30 p.m. ET to discuss financial results for the third quarter and nine months ended September 30, 2006. Interested investors and others may participate in the conference call by dialing 888-799-0528 (U.S.) or 706-634-0154 (international), and entering conference ID# 8229882. A replay of the webcast and teleconference will be available approximately three hours after the call.
To access the webcast, please log on to the company’s website at www.intermune.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required.
The teleconference replay will be available for ten business days following the call and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (international) and entering the conference ID# 8229882. The webcast will remain available on the company’s website until the next earnings call.
About InterMune
InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has a pipeline portfolio addressing idiopathic pulmonary fibrosis (IPF) and HCV infections. The pulmonology portfolio includes two Phase III programs evaluating possible therapeutic candidates for treatment of patients with IPF. The INSPIRE trial is evaluating Actimmune® (interferon gamma-1b) and the CAPACITY program is evaluating pirfenidone. The hepatology portfolio includes the lead HCV protease inhibitor compound ITMN-191, a second-generation HCV protease inhibitor program, and a research program evaluating a new target in hepatology. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.
This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect the company’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to the settlement between the government and InterMune concerning certain promotional activities related to Actimmune®. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. The company’s actual results could differ materially from those described in the forward-looking statements.
Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading ‘Risk Factors’ in the most recent annual report issued by InterMune on Form 10-K filed with the SEC on March 13, 2006 (the “Form 10-K”) and updates included in the most recent Form 10-Q filed with the SEC on August 8, 2006 (the “Form 10-Q”), and other periodic reports filed with the SEC, and also include the following: (i) the information herein is of a preliminary nature and therefore subject to further adjustment; (ii) the terms of the settlement negotiated with the government concerning certain promotional activities related to Actimmune®; (iii) the amount of cash that InterMune will have to pay to the government related to the settlement and the ability of InterMune to pay such amount on time or at all; (iv) the potential need for InterMune to raise additional capital in order to comply with the settlement and continue operations and the ability of InterMune to raise such additional capital; (v) the dependence on InterMune’s compliance with the terms of the settlement with the government; (vi) risks related to changes in federal and state laws and regulations; (vii) the risk that if physicians do not prescribe Actimmune® for the treatment of IPF, an indication for which

Actimmune® has not been approved by the FDA, or if patient referral rates continue to decline, the company’s revenue will decline; (viii) risks related to regulation by the FDA and other agencies with respect to the company’s communications with physicians concerning Actimmune® for the treatment of IPF; (ix) reimbursement risks associated with third-party payors; (x) risks related to whether InterMune is able to obtain, maintain and enforce patents and other intellectual property; (xi) risks related to significant regulatory, supply and competitive barriers to entry; (xii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues; (xiii) risks related to achieving positive clinical trial results and (xiv) risks related to timely patient enrollment and retention in clinical trials. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC.
NOTE: Actimmune® is a registered trademark of InterMune, Inc. Each other trademark, trade name or service mark appearing in this news release belongs to its holder.
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InterMune, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Product revenue, net
Actimmune	$22,496	$25,793	$70,963	$79,390
Other products	—	667	—	2,091

Total product revenue, net	22,496	26,460	70,963	81,481

Costs and expenses:
Cost of goods sold	4,421	12,487	15,682	26,607
Amortization of product rights	125	125	375	1,055
Research and development	32,084	19,210	78,414	54,127
Selling, general and administrative	9,212	14,408	30,002	46,153
Provision for settlement	6,944	—	36,944	—

Total costs and expenses	52,786	46,230	161,417	127,942

Loss from operations	(30,290)	(19,770)	(90,454)	(46,461)

Interest income	2,283	1,006	6,653	3,073
Interest expense	(314)	(312)	(943)	(936)
Other income (expense)	(40)	335	(167)	790

Loss from continuing operations	(28,361)	(18,741)	(84,911)	(43,534)
Discontinued operations:
Loss from discontinued operations	(623)	(5,027)	(839)	(21,368)

Net income (loss)	$(28,984)	$(23,768)	$(85,750)	$(64,902)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.86)	$(0.58)	$(2.58)	$(1.35)
Discontinued operations	$(0.02)	$(0.16)	$(0.02)	$(0.67)

Net income (loss) per share	$(0.88)	$(0.74)	$(2.60)	$(2.02)

Shares used in calculating basic and diluted net income (loss) per share	33,100	32,272	32,932	32,156

InterMune, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30,	December 31,
	2006	2005
Cash, cash equivalents and available-for-sale securities	$169,207	$215,525
Other assets	38,446	50,717

Total assets	$207,653	$266,242

Total other liabilities	$29,720	$64,475
Provision for settlement	36,944	—
Convertible senior notes	170,000	170,000
Stockholders’ equity (deficit)	(29,011)	31,767

Total liabilities and stockholders’ equity	$207,653	$266,242